PRICEWATERHOUSECOOPERS
Kesselman & Kesselman
Certified Public Accountants
Trade Tower, 25 Hamered Street
Tel Aviv 68125 Israel
P.O. Box 452 Tel Aviv 61003 Israel
Telephone 972-3-7954555
Facsimile 972-3-7954556



January 18, 2005

Mr Dan Avraham
Co-Manager
ICTS International N.V.
Amstelveen, The Netherlands

Dear Mr Avraham,:

This is to confirm that the client-auditor relationship between ICTS International N.V. (Commission File Number 0-28542) and Kesselman and Kesselman PricewaterhouseCoopers Tel Aviv has ceased.

Very truly yours,

Keselaman and Keselman


cc:  Chief Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549